CONFIDENTIAL INFORMATION INDICATED BY X'S HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                          REGISTRATION RIGHTS AGREEMENT

                             dated as of May 1, 1998

                                     between

                              IVC INDUSTRIES, INC.

                                       AND

                              XXXXXXXXXXXXXXXXXXXX

      REGISTRATION RIGHTS AGREEMENT, dated as of May 1, 1998, between IVC Industries, Inc., a Delaware corporation (the "Company"), and XXXXXXXX., a New Jersey corporation ("Purchaser"). This Agreement is made pursuant to the Stock Purchase Warrant, of even date herewith (the "Warrant") between the Company and the Purchaser. The Company has agreed to provide the Purchaser and any Permitted Transferees of Registrable Securities (as hereinafter defined) that may be issued, from time to time, the registration rights with respect to the Registrable Securities, as set forth in this Agreement. Capitalized terms used herein without definition shall have the meanings set forth in the Warrant.

      The parties hereto agree as follows:

      1. Definitions.

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      "Commencement Date" shall have the meaning assigned to such term in
Section 3 hereof.

      "Commission" shall mean the Securities and Exchange Commission.

      "Common Stock" means the common stock, par value $.01 per share, of the Company.

      "Demand Registration" shall have the meaning assigned to such term in
Section 3 hereof.

      "Holder" shall mean the Purchaser, or any Permitted Transferee permitted by the terms of the Warrant, who is the owner of the Registrable Securities.

      "Permitted Transferee" means any transferee of the Purchaser permitted by the terms of the Warrant.

      "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint state company trust, unincorporated organization, joint venture, a government authority or other entity of whatever nature.

      "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments to the Registration Statement of which such Prospectus is a part, and all material incorporated by reference in such Prospectus.

      "Registrable Securities" shall mean the Securities, but only so long as they remain Restricted Securities.

      "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the

Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such Registration Statement.

      "Restricted Securities" means the Registrable Securities unless and until, in the case of any such Securities, (i) they have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or
(iii) they are otherwise freely transferable without restriction under the Securities Act, and Purchaser has received an opinion of its legal counsel to such effect.

      "Securities" shall mean the shares of Common Stock issued or issuable from time to time to Purchaser or its Permitted Transferees upon exercise of the Warrant.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      2. Securities Subject to this Agreement. The Securities entitled to the benefits of this Agreement are the Registrable Securities.

      3. Demand Registration.

      (a) Request for Registration. Subject to the provisions of Section 3(b) hereof and during the period commencing at any time after the earlier to occur of (i) six months following the effective date of the first Registration Statement of a public offering of securities of the Company, or any successor entity to the Company through merger, reorganization, exchange, transfer or otherwise, and (ii) October 31, 2000, through and including the date five years after the expiration date of the Warrant, the Holder may make a written request to the Company for registration under and in accordance with the provisions of the Securities Act of up to all of the Registrable Securities owned by the Holder (a "Demand Registration").

            (b) Number of Registrations. The Holder is entitled to two (2) Demand Registrations. The Holder agrees that if the Company reasonably determines that there are material developments which require the filing of a post-effective amendment to the Registration Statement, then the Holder agrees to refrain from selling any Registrable Securities until the post-effective amendment is declared effective. The Company agrees to file and attempt to have declared effective such post-effective amendment as soon as possible. The Company shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective.

            (c) Priority on Demand Registrations. If the managing underwriter of a Demand Registration (or in the case of a Demand Registration not being underwritten, the Holder) advises the Company in writing that in its opinion the principal amount and/or number of Securities proposed to be sold in such offering cannot be sold without resulting in an adverse effect on such offering, the Company will include in any such registration only the number of securities which, in the opinion of such underwriter (or the Holder, as the case may be) can be sold; provided, that all Registrable Securities which the Holder has requested to be included in such Demand Registration pursuant to this Section 3 are not so included, the Holder shall be entitled to any additional Demand Registration hereunder (with all expenses of registration relating to such additional Demand Registration to be borne by the Company) on the same terms and conditions as would have applied to the Holder had such earlier Demand Registration not been made.

            (d) Selection of Underwriters and Counsel. If any Demand Registration is an underwritten offering with respect to any issue of Registrable Securities, the Holder will select the investment banker or bankers and manager or managers to administer the offering and one counsel to the sellers of such Registrable Securities in such offering; provided, that such investment bankers and managers shall be of nationally recognized standing and reasonably satisfactory to the Company. The Holder shall pay all underwriting discounts and commissions of such investment banker or bankers and manager or managers. The Company shall pay the reasonable fees and expenses of one such counsel to the sellers of such Registrable Securities incurred in connection with reviewing and otherwise acting in connection with the Registration Statement relating to such underwritten public offering.

      4. Piggyback Registration Rights.

      (a) If the Company at any time or from time to time subsequent to the date of this Agreement proposes to register any securities under the Securities Act either for its own account or the account of any selling stockholders (other than pursuant to Section 3 and other than pursuant to a registration statement on Forms S-4 or S-8 or any successor or similar forms), it will give written notice to the Holder of its intention at least thirty (30) days in advance of the filing of any registration statement with respect thereto. Upon the written request of the Holder given within fifteen (15) days after receipt of such notice, the Company, subject to Section 4(b) below, will cause such number of the Registrable Securities requested by the Holder to be registered to be so registered pursuant to such registration statement.

      (b) Underwritten Offerings.

            (i) In the case of an underwritten offering by the Company of securities, the Company shall, with respect to Registrable Securities that the Holder then desires to sell, enter into an underwriting agreement with the same underwriters engaged by the Company with respect to securities being offered by the Company and cause such underwriters to include in any such underwriting all of the Registrable Securities that the Holder then desires to sell; provided, however, that such underwriting agreement is in substantially the same form as the underwriting agreement that the Company enters into in connection with the primary offering it is making.

            (ii) If the managing underwriter with respect to an offering pursuant to this Section 4 requests in writing that the number of shares of Registrable Securities of the Holder that are entitled to be registered pursuant to this Section 4 be reduced because in the judgment of the managing underwriter the offering would be materially and adversely affected, then the shares of Registrable Securities of the Holder that it wishes to register pursuant to this Section 4 shall be reduced by such amount as the managing underwriter may determine in writing so as to not materially and adversely affect the proposed offering.

      5. Information. Upon making a request pursuant to Section 3 or 4, the Holder shall specify the number of shares of Registrable Securities to be registered and shall also specify the intended method of disposition thereof; provided, however, that if the Holder specifies one particular type of underwritten offering, such method of disposition shall be the type of underwritten offering or a series of such underwritten offerings used in connection with the disposition of the Securities as the Company may elect during the time period the Registration Statement is effective.

      The Company may require the Holder to furnish to the Company such information regarding itself and the distribution of Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. The Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information it has previously furnished to the Company.

      6. Registration Procedures. If and whenever the Company is required by the provisions of Section 3 or 4 to effect a registration under the Securities Act, the Company will, at its expense, as expeditiously as practicable, but in no event later than 30 days after receipt of a request from a Holder pursuant to the terms of Section 3 or 4:

      (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a Registration Statement in the form of an appropriate registration statement with respect to the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain continuously effective until all of the Registrable Securities covered by such Registration Statement have been sold in accordance with the intended methods of disposition of the seller or sellers set forth in such Registration Statement. The Company shall prepare and file with the Commission such amendments to such Registration Statement and supplements to the Prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus accurate and complete during such period;

      (b) Furnish to the Holder such reasonable number of copies of the Registration Statement and Prospectus and such other documents as the Holder may reasonably request in order to facilitate the public offering of the Registrable Securities;

      (c) Use its best efforts to register or qualify the Securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the Holder may reasonably request, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such Securities;

      (d) Notify the Holder, promptly after receiving notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

      (e) Notify the Holder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

      (f) Prepare and file with the Commission, promptly upon the request of the Holder, the Registration Statement and any amendments or supplements to such Registration Statement or Prospectus which, in the reasonable opinion of counsel for the Holder, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Securities by such Holder or to otherwise comply with the requirements of the Securities Act and such rules and regulations;

      (g) Prepare and promptly file with the Commission and promptly notify the Holder of the filing of such amendments or supplements to such Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such Securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other Prospectus then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

      (h) Advise the Holder, promptly after receiving notice or obtaining knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

      (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Company's security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement; and

      (j) Not file any amendment or supplement to such Registration Statement or Prospectus to which the Holder has objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three business days prior to the filing thereof unless the Company shall have obtained an opinion of counsel that such amendment is required under the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Securities by the Company or the Holder.

      7. Expenses of Registration. All expenses of the Company incident to the Company's performance of or compliance with the provisions of Sections 3, 4, 5 and 6 of this Agreement shall be borne by the Company, including without limitation:

      (a) All registration and filing fees;

      (b) Fees and expenses of compliance with all securities or blue sky laws (including fees and disbursements of counsel for the Company in connection with blue sky qualifications of the Registrable Securities; provided, however, that the Company shall not be required to consent to general service of process in any such state);

      (c) Printing, messenger, telephone and delivery expenses; and

      (d) Fees and disbursements of counsel for the Company and its independent auditors.

      Nothing in this Section 7 shall be deemed to require the Company to pay or bear the expenses of the Holder's attorney or accountants or any other personal expenses or any underwriting discounts, selling commissions or similar fees if any registration pursuant hereto results in an underwritten public offering of all or any portion of the Registrable Securities.

      8. Indemnification and Contribution.

      (a) Indemnification by the Company. Whenever, pursuant to Section 3 or 4, a Registration Statement relating to the Registrable Securities is filed under the Securities Act, the Company will indemnify and hold harmless the Holder each of its officers, directors and employees, and each person, if any, who controls the Holder (collectively, the "Holder Indemnitee" and, individually, a "Holder Indemnitees"), against any and all losses, claims, damages or liabilities, joint or several, to which such Holder Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder Indemnitee for all legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action.

      (b) Indemnification by Holder. The Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each other person, if any, who controls the Company, within the meaning of the Securities Act (collectively, the "Company Indemnitees" and, individually, a "Company Indemnitee") against all losses, claims, damages or liabilities, joint or several, to which such Company Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and to the extent that, such statement or omission was in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use in the preparation thereof.

      (c) Indemnification Procedures. Promptly after receipt by a Holder Indemnitee or a Company Indemnitee (collectively, "Indemnitees" and, individually, an "Indemnitee") under Section 8(a) or 8(b) of notice of the commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any Indemnitee otherwise than under such clauses. In case any such action shall be brought against any Indemnitee, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnitee of its election to assume the defense thereof, the indemnifying party shall not be liable to such Indemnitee under such clause for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnitee shall have the right to employ one counsel to represent such Indemnitee if, in the reasonable judgment of such Indemnitee it is advisable for such party to be represented by separate counsel because separate defenses are available, or because a conflict of interest exists between such indemnified and indemnifying party in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding the foregoing, if the Company is an Indemnitee, the Company shall designate the one counsel, and in all other circumstances, the one counsel shall be designated by a majority in interest based upon the Registrable Securities of the Indemnitees.

            For purposes of this Section 7 the terms "control," and "controlling person" have the meanings given to such terms under the Securities Act.

      (d) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an Indemnitee, then the indemnifying party shall contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages liabilities or expenses
(i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other from the registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the Indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other but also the relative fault of the indemnifying party and the Indemnitee as well as any other relevant equitable considerations. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      9. Amendment and Modification. This Agreement may be amended, modified or supplemented in any respect only by written agreement by the Company and the Holder.

      10. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey, without giving effect to the choice of law principles thereof.

      11. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

      12. Notices. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or (at such other address for the party as shall be specified by like notice):

      (a) If to the Company:

                  IVC Industries, Inc.
                  500 Halls Mill Road
                  Freehold, New Jersey  07728
                  Attention:  I. Alan Hirschfield

                  or as the Company shall designate to the Holder in writing,

          with a simultaneous copy to:

                  IVC Industries, Inc.
                  500 Halls Mill Road
                  Freehold, New Jersey  07728
                  Attention:  E. Joseph Edell

      (b) If to the Holder:

                  XXXXXXXXXXXXXX
                  XXXXXXXXXXXXXX
                  XXXXXXXXXXXXXX
                  XXXXXXXXXXXXXX


          or as the Holder shall designate to the Company in writing,

          with a simultaneous copy to:

                  XXXXXXXXXXXXXX
                  XXXXXXXXXXXXXX
                  XXXXXXXXXXXXXX
                  XXXXXXXXXXXXXX

      13. Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      14. Entire Agreement. This Agreement, including any exhibits hereto and the documents and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      15. Attorneys' Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

      16. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their successors and assigns.

      IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of this 1st day of May, 1998.


                                          IVC INDUSTRIES, INC.

                                          By:  /s/ I. Alan Hirschfeld
                                          Name:
                                          Title:

                                          XXXXXXXXXXXXXX


                                          By  XXXXXXXXXXXXXXX
                                          Name:
                                          Title: